UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number: (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

Private Placement of Senior Convertible Notes

On July 21, 2005, Medis Technologies Ltd. (the “Registrant”) entered into a Purchase Agreement (the “Purchase Agreement”) for the sale of a new issue of senior convertible notes to the initial purchaser named therein (the “Initial Purchaser”). The Private Placement (as hereinafter defined) contemplated by the Purchase Agreement was consummated on July 26, 2005 (the “Closing Date”).

Pursuant to the terms of the Purchase Agreement, the Registrant issued and sold $38,000,000 aggregate principal amount of its unsecured 6% Senior Convertible Notes due 2010 (the “Notes”), in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Rule 144A thereunder (the “Private Placement”). The Registrant also granted to the Initial Purchaser an option to purchase and sell an additional $7,000,000 aggregate principal amount of Notes for a thirty-day period commencing July 21, 2005, for a total of up to $45,000,000 aggregate principal amount of Notes. The Notes were issued under an indenture (the “Indenture”) dated the Closing Date with Wachovia Bank, National Association, as trustee. The Company may issue up to $49,000,000 aggregate principal amount of Notes under the Indenture at any time. The Indenture includes customary events of default, including, but not limited to, the failure to pay any interest or principal when due, the failure to perform covenants under the Indenture, and insolvency or bankruptcy.

Interest on the Notes is payable quarterly in arrears, commencing October 15, 2005. The Notes will not have the benefit of any sinking fund.

The Notes rank pari passu with all existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any future indebtedness which is expressly made subordinate to the Notes. The notes will rank junior to any future secured indebtedness.

The notes are callable by the Registrant after two years if the closing price of the Registrant’s common stock for at least 20 trading days within a period of 30 consecutive trading days immediately prior to the notification date of such redemption exceeds $27.68, subject to adjustment.

The Notes are convertible prior to maturity or redemption into shares of the Registrant’s common stock at a conversion rate of 57.8035 shares per $1,000 principal amount of notes (or an initial conversion price of $17.30 per share), subject to adjustment. The effective conversion premium of the Notes is greater than 10% of the conversion value by reference to the closing price of the Registrant’s common stock on July 21, 2005, the day the Notes were priced.

Upon the occurrence of certain events constituting a change of control of the Registrant, the holders of the Notes have the right to require the Registrant to repurchase their notes at a price equal to 105% of their principal amount, plus accrued and unpaid interest (the “Repurchase Price”).  Alternatively, if a change of control event occure and at leats 50% of the consideration for the common stock in the transaction consists of cash, the holders of the Notes may elect to receive the greater of (A) the Repurchase Price or (B) an amount equal to the sum of the following: (i) the product of: (x) the average closing sales price of the Registrant’s common stock for the five trading days immediately prior to the closing of such change of control event; and (y) the quotient of $1,000 divided by the then applicable conversion price of the Notes; and (ii) 100% of the remaining unpaid interest on the Notes payable through July 15, 2010.

The net proceeds from the sale of the Notes in the Private Placement will be used for the construction, start-up and other costs related to a fully-automated manufacturing line for the Registrant’s fuel cell products as well as for working capital and general corporate purposes.

Pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) dated as of the Closing Date entered into with the Initial Purchaser, the Registrant agreed to file with the Securities and Exchange Commission (the “SEC”) within 120 days after the Closing Date a registration statement to cover resales of the Notes and the shares of common stock of the Registrant issuable upon conversion of the Notes. The Registrant further agreed to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC on or before the 180th day after the Closing Date.

Copies of the press releases relating to the Private Placement are being furnished as Exhibits 99.1 and 99.2 to this report and incorporated herein by reference.

Amendment No. 6 to Loan Agreement

On July 26, 2005, the Registrant entered into a Consent and Sixth Amendment to Loan Agreement (the “Amendment”) with Bank of America, N.A. (the “Lender”), relating to the Registrant’s existing $7,000,000 credit facility (the “Credit Facility”). The Amendment amended the terms of the original agreement relating to the Credit Facility to allow the Registrant to consummate the Private Placement and to issue the Notes.

Any outstanding balances under the Credit Facility would be collateralized by all deposits with the Lender and an assignment of certain leases owned by a partnership in which the Registrant’s Chief Executive Officer and its President are partners. Additionally, the Registrant’s Chief Executive Officer and its President have personally guaranteed any amounts due under the Credit Facility.

The foregoing descriptions of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Amendment, which are filed as Exhibits 1.1, 4.1, 10.1 and 10.2, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 with respect to the issuance of the Notes in the Private Placement is incorporated under this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired - None

(b)    Pro Forma Financial Information - None

(c)    Exhibits:

Exhibit No.	Description

1.1	Purchase Agreement dated July 21, 2005 between Medis Technologies Ltd. and the Initial Purchaser named therein

4.1	Indenture dated as of July 26, 2005 between Medis Technologies Ltd. and Wachovia Bank, National Association
10.1	Registration Rights Agreement dated July 26, 2005 between Medis Technologies Ltd. and the Initial Purchaser
10.2	Consent and Sixth Amendment to Loan Agreement dated as of July 26, 2005 between Medis Technologies Ltd. and Bank of America, N.A. (successor by merger to Fleet National Bank)
99.1	Press release issued by the Registrant on July 25, 2005
99.2	Press release issued by the Registrant on July 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIS TECHNOLOGIES LTD.

Dated: July 27, 2005	By:	/s/ Robert K. Lifton
Name: Robert K. Lifton
Title: Chief Executive Officer